NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS THIRD QUARTER 2011 FINANCIAL RESULTS

Reports EPS of $.41/ diluted share compared with $.40/diluted share in 3Q 2010
Modifies 2011 EPS guidance to range from $2.30 - $2.40/diluted share
Declares a $.36/share dividend for 4Q 2011

SIOUX FALLS, S.D. – Oct. 26, 2011 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended Sept. 30, 2011.

“Our third quarter 2011 earnings were in line with our expectations. Although our operating, general and administrative expenses increased from the prior year, those expenses declined, as expected, from the second quarter of 2011. In addition, we experienced lower income tax expense due to higher repairs and state tax bonus depreciation deductions,” said Bob Rowe, President and CEO. “Also, we have advanced several of our projects. Recently, we broke ground on our Aberdeen, SD peaking plant and, over the past quarter, continued progress on our Distribution System Improvement Program in Montana,”

Financial Results

Consolidated net income was $14.9 million or $.41 per diluted share for the quarter ended Sept. 30, 2011, compared with consolidated net income of $14.4 million or $.40 per diluted share for the quarter ended Sept. 30, 2010.

Consolidated net income for the nine months ended Sept. 30, 2011, was $58.4 million or $1.60 per diluted share, an increase of $3.6 million from $54.8 million or $1.51 per diluted share for the same period in 2010.

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

The following tables reconcile the primary changes from 2010 to 2011:

	Three Months Ended			Nine Months Ended
	Pre-tax	Net	EPS	Pre-tax	Net	EPS
($millions, except EPS)	Income	Income1	Diluted	Income	Income1	Diluted

2010 reported	$19.1	$14.4	$0.40	$72.8	$54.8	$1.51

DGGS interim rates	6.8	4.2	0.12	20.8	12.8	0.35
Electric retail volumes	2.9	1.8	0.05	6.6	4.1	0.11
Expiration of a power sales agreement	1.5	0.9	0.02	4.5	2.8	0.08
Natural gas retail volumes	(0.3)	(0.2)	(0.01)	4.1	2.5	0.07
Montana electric rate increase	-	-	-	3.4	2.1	0.06
Gas production	0.2	0.1	-	1.7	1.0	0.03
Property and other taxes	(2.1)	(1.3)	(0.04)	-	-	-
South Dakota wholesale electric	-	-	-	(0.8)	(0.5)	(0.01)
Montana natural gas rate decrease	(0.2)	(0.1)	-	(0.7)	(0.4)	(0.01)
Settlement received during 2010	-	-	-	(1.0)	(0.6)	(0.02)
Pension	-	-	-	(1.0)	(0.6)	(0.02)
Interest expense	(0.4)	(0.2)	(0.01)	(1.3)	(0.8)	(0.02)
Transmission capacity	(1.0)	(0.6)	(0.02)	(2.6)	(1.6)	(0.04)
Plant operator costs	(0.9)	(0.6)	(0.02)	(2.4)	(1.5)	(0.04)
Other income	(2.0)	(1.2)	(0.03)	(2.7)	(1.6)	(0.04)
Montana property tax tracker	0.2	0.1	-	(3.3)	(2.0)	(0.05)
DGGS operating costs	(1.2)	(0.7)	(0.02)	(3.3)	(2.0)	(0.05)
Labor	0.6	0.4	0.01	(4.9)	(3.0)	(0.08)
Operating and maintenance	(0.4)	(0.2)	(0.01)	(5.7)	(3.5)	(0.10)
Depreciation	(2.4)	(1.4)	(0.04)	(6.9)	(4.2)	(0.12)
Self insurance reserves	(5.2)	(3.2)	(0.09)	(9.3)	(5.7)	(0.16)
Items related to income tax
Flow-through repairs deduction		0.9	0.02		1.8	0.05
Flow-through of state bonus depreciation deduction		1.2	0.03		4.5	0.12
Recognition of state NOL benefit / valuation allowance release		-	-		0.2	0.01
All other, net	0.2	0.6	$0.05	(0.3)	(0.2)	(0.03)

Subtotal			0.01			0.09

2011 reported	$15.5	$14.9	$0.41	$67.7	$58.4	$1.60

1.) Income Tax Benefit (Expense) calculation on reconciling items assumes normal effective tax rate of 38.5%.

For more information see www.northwesternenergy.com/documents/investor/Q311.pdf

Consolidated gross margin for the third quarter of 2011 was $146.0 million compared with $134.9 million for the third quarter of 2010. The improvement in consolidated gross margin was substantially due to Dave Gates Generating Station (“DGGS”) interim rates, an increase in electric retail volumes due primarily to warmer summer weather and to a lesser extent customer growth, the expiration in December 2010 of a power sales agreement related to Colstrip Unit 4, an increase in Montana property taxes included in a tracker as compared to the same period in 2010, and gas production margin from the Battle Creek Field. These increases were partly offset by lower transmission capacity revenues due to decreased demand and favorable hydro conditions, a decrease in natural gas retail volumes, and a decrease in Montana natural gas transmission and distribution rates implemented in January 2011.

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

Consolidated gross margin for the nine months ended Sept. 30, 2011, increased $35.1 million to $463.5 million compared with $428.4 million in the same period of 2010.

Consolidated operating, general and administrative expenses increased to $66.3 million for the quarter ended Sept. 30, 2011, as compared with $58.5 million for the quarter ended Sept. 30, 2010. The increase was due primarily to an increase in insurance reserves, which includes an increase of $2.3 million due to a dispute with a former employee and the inclusion in our third quarter 2010 results of a $2.0 million insurance recovery. We also experienced higher operating expenses primarily related to, higher plant operator costs at Colstrip Unit 4 and Big Stone for scheduled maintenance.

Consolidated operating, general and administrative expenses increased $29.4 million to $203.3 million for the nine months ended Sept. 30, 2011, as compared with $173.9 million in same period of 2010. The increase is due primarily to the $2.3 million dispute mentioned above and the inclusion in our 2010 year-to-date results of insurance recoveries totaling $5.4 million; higher plant operator and partner costs; and higher operating and maintenance costs, including labor.

Property and other taxes were $22.6 million for the three months ended Sept. 30, 2011, as compared with $20.5 million in the third quarter of 2010. The increase was primarily due to plant additions, including the addition of DGGS. For the nine months ended Sept. 30, 2011, property and other taxes were $68.6 million compared with $68.5 million in the same period of 2010.

Depreciation expense was $25.2 million for the three months ended Sept. 30, 2011, as compared with $22.8 million in the third quarter of 2010. For the nine months ended Sept. 30, 2011, depreciation expense was $75.6 million compared with $68.7 million in the same period of 2010. The increases were primarily due to plant additions, including the addition of DGGS.

Interest expense for the three months ended Sept. 30, 2011, was $16.7 million, as compared with $16.3 million the third quarter of 2010. Consolidated interest expense was $50.7 million for the nine months ended Sept. 30, 2011, an increase of $1.3 million for the same period in 2010. The increases were primarily due to lower capitalization of AFUDC as DGGS began operating in January 2011, offset in part by lower rates on debt outstanding.

Consolidated other income for the three months ended September 30, 2011 was $0.3 million, as compared with $2.3 million in the third quarter of 2010. Consolidated other income for the nine months ended September 30, 2011 was $2.3 million, as compared with $4.9 million in the same period of 2010. The decreases were primarily due to lower capitalization of AFUDC as DGGS began operating in January 2011.

We had a consolidated income tax expense for the three months ended September 30, 2011 of $0.6 million as compared with $4.7 million in the same period of 2010. We currently expect our effective tax rate for 2011 to range between 13% - 16%.

Our effective tax rate differs from the federal tax rate of 35% primarily due to the regulatory flow-through treatment of repairs and state tax depreciation deductions.

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

Consolidated income tax expense for the nine months ended September 30, 2011 was $9.3 million as compared with $18.0 million in the same period of 2010. The effective tax rate in 2011 was 13.7% as compared with 24.8% for the same period of 2010.

The following table summarizes the significant differences from the Federal statutory rate, which result in reduced income tax expense:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(in thousands)
Income Before Income Taxes	$15,530	$19,108	$67,737	$72,818

Income tax calculated at 35% Federal statutory rate	(5,435)	(6,687)	(23,707)	(25,485)

Permanent or flow through adjustments:
Flow-through repair deduction	3,243	2,341	8,745	6,902
Flow-through of state bonus depreciation deduction	1,170	—	4,452	—
Recognition of state NOL benefit/Valuation allowance release	—	—	2,402	2,178
State income tax & other, net	387	(383)	(1,189)	(1,625)
	$4,800	$1,958	$14,410	$7,455

Income tax expense	$(635)	$(4,729)	$(9,297)	$(18,030)

Results from Operations

Electric gross margin for the quarter ended Sept. 30, 2011, was $121.4 million, compared with $110.9 million for the same period of 2010. The improvement in margin is primarily due to DGGS interim rates, an increase in retail volumes due primarily to warmer summer weather and to a lesser extent customer growth, the expiration in December 2010 of a power sales agreement related to Colstrip Unit 4, and higher revenues for operating expenses recovered in supply trackers primarily related to customer efficiency programs. These increases were offset in part by a decline in transmission capacity demand and favorable hydro conditions.

Retail electric volumes for the quarter ended Sept. 30, 2011, totaled 2,602,000 megawatt hours compared with 2,522,000 megawatt hours for the quarter ended Sept. 30, 2010. Wholesale electric volumes were 15,000 megawatt hours for the quarter ended Sept. 30, 2011, compared with 258,000 for the same period in 2010. Retail volumes increased from warmer weather and customer growth. Wholesale volumes decreased in South Dakota from lower plant utilization due to market conditions and scheduled maintenance. We no longer have Montana wholesale volumes due to the expiration of a remaining wholesale supply contract associated with Colstrip. Beginning January 1, 2011 these volumes are used to supply our retail demand.

Electric gross margin for the nine months ended Sept. 30, 2011, was $355.4 million compared with $326.2 million for the same period of 2010.

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

Retail electric volumes for the nine months ended Sept. 30, 2011 totaled 7,606,000 megawatt hours compared with 7,390,000 megawatt hours for the nine months ended Sept. 30, 2010. Wholesale electric volumes were 88,000 megawatt hours for the nine months ended Sept. 30, 2011, as compared with 779,000 megawatt hours for the same period in 2010.

Natural gas gross margin was $24.2 million for the quarter ended Sept. 30, 2011, compared with $23.7 million during the third quarter of 2010. This increase in margin was primarily due to an increase in Montana property taxes included in a tracker as compared to the same period in 2010, higher revenues for operating expenses recovered in supply trackers primarily related to customer efficiency programs, and gas production margin from the Battle Creek Field. These increases were offset in part by a decrease in retail volumes and a Montana natural gas rate decrease.

Retail natural gas volumes were 2,100,000 dekatherms for the quarter ended Sept. 30, 2011 compared with 2,318,000 dekatherms for the same period in 2010.

Natural gas gross margin was $107.0 million for the nine months ended Sept. 30, 2011 compared with $101.3 million during the same period of 2010. The increase in margin was primarily due to increased retail volumes from colder winter and spring weather, gas production margin from the Battle Creek Field, and higher revenues for operating expenses recovered in supply trackers primarily related to customer efficiency programs. These increases were offset in part by a decrease in Montana natural gas rates and a decrease in Montana property taxes included in a tracker as compared to the same period in 2010.

Retail natural gas volumes were 22,379,000 dekatherms for the nine months ended Sept. 30, 2011, compared with 21,405,000 dekatherms for the same period in 2010. Retail residential and commercial volumes increased in Montana due to colder weather and customer growth, while industrial volumes declined in Montana due to a lower number of customers and lower usage per customer. Retail residential volumes increased in South Dakota due to colder weather, while commercial volumes declined in South Dakota due primarily to lower usage for grain drying requirements during the first quarter of 2011 as compared with the same period of 2010.

Liquidity and Capital Resources

As of Sept. 30, 2011, our total net liquidity was approximately $192.8 million, including $6.0 million of cash and $186.8 million of revolving credit facility availability. Revolver availability was $205.9 million as of Oct. 21, 2011.

Cash provided by operating activities totaled $210.5 million for the nine months ended September 30, 2011 as compared with $188.3 million during the nine months ended September 30, 2010. This increase in operating cash flows is primarily due to improvements in the timing of collection of costs included in our supply and property tax trackers, as well as higher net income adjusted for higher non-cash depreciation.

Cash used in investing activities decreased by approximately $53.8 million as compared with the first nine months of 2010 due primarily to prior year additions related to the DGGS project.

Cash used in financing activities totaled approximately $86.4 million during the nine months ended September 30, 2011 as compared with approximately $8.0 million during the nine months ended September 30, 2010. During the nine months ended September 30, 2011, net cash used in financing activities consisted of the net revolving credit facility repayments of $153.0 million, net issuance of commercial paper of $113.0 million, the repayment of long-term debt of $6.6 million and the payment of dividends of $38.9 million. During the nine months ended September 30, 2010, we received proceeds from the issuance of debt of $225.0 million, made debt repayments of $188.1 million, paid deferred financing costs of $8.1 million and paid dividends on common stock of $36.8 million.

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

2011 Earnings Outlook

NorthWestern is modifying its earnings outlook for 2011 to be $2.30 - $2.40 per fully diluted share.

“Our year-to-date earnings through September 30, 2011 are in line with our original expectations,” said Brian Bird, Vice President–CFO and Treasurer. “While our transmission revenues and wholesale volumes have lagged our original expectations, our income tax expense benefits have exceeded our projections. As a result, we feel comfortable tightening our earnings range for the remainder of 2011.”

The major assumptions include, but are not limited to, the following expectations:

•	Gross margin will be positively impacted by approximately $6.0 million for the remainder of 2011, as compared with the fourth quarter of 2010, due to the inclusion of DGGS in rates;

•	A fourth quarter 2011 increase in retail volumes due to modest customer growth, as compared with the fourth quarter of 2010;

•	We expect our effective tax rate for 2011 to range between 13% - 16%;

•	Normal weather in the Company’s electric and natural gas service territories for the remainder of 2011; and

•	Fully diluted average shares of 36.5 million.

South Dakota Natural Gas Rate Case Update

In June 2011, the Company filed a request with the South Dakota Public Utilities Commission (“SDPUC”) for a natural gas distribution revenue increase of $4.1 million. This request was based on a return on equity of 10.9%, an equity ratio of 56.0% and rate base of $67.5 million. Approximately $1.4 million of the requested increase relates to the annual estimated manufactured gas plant remediation costs. In the event remediation costs are lower than estimated during the time period, the difference would be subject to a refund to customers. Accordingly, while gross margin and operating expenses will fluctuate based on actual results, this portion of the rate request would have no impact on operating income. We expect to complete this rate case and implement new rates by December 31, 2011.

Dividend

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 36 cents per share, payable on Dec. 31, 2011, to common shareholders of record as of Dec. 15, 2011.

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today at 3:00 p.m. Eastern Time to review its financial results for the quarter ended Sept. 30, 2011.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading. To listen, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at 5:00 pm Eastern Time today through Nov. 26, 2011, at 800-475-6701, access code 219704.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 665,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2011 Earnings Outlook”. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” These statements are based upon our current expectations and speak only as of the date hereof. Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•
we have capitalized approximately $19.5 million in preliminary survey and investigative costs related to our proposed MSTI transmission project. If our efforts to complete MSTI are not successful we may have to write-off all or a portion of these costs which could have a material adverse effect on our results of operations;

•
changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Electric	$206,613	$203,585	$602,024	$592,262
Gas	37,067	36,963	230,971	225,882
Other	361	270	1,112	906
Total Revenues	244,041	240,818	834,107	819,050
Operating Expenses
Cost of sales	98,045	105,922	370,523	390,685
Operating, general and administrative	66,332	58,437	203,254	173,871
Property and other taxes	22,605	20,535	68,551	68,487
Depreciation	25,181	22,825	75,562	68,697
Total Operating Expenses	212,163	207,719	717,890	701,740
Operating Income	31,878	33,099	116,217	117,310
Interest Expense, net	(16,694)	(16,306)	(50,737)	(49,413)
Other Income	346	2,315	2,257	4,921
Income Before Income Taxes	15,530	19,108	67,737	72,818
Income Tax Expense	(635)	(4,729)	(9,297)	(18,030)
Net Income	$14,895	$14,379	$58,440	$54,788
Average Common Shares Outstanding	36,262	36,196	36,254	36,181
Basic Earnings per Average Common Share	$0.41	$0.40	$1.61	$1.51
Diluted Earnings per Average Common Share	$0.41	$0.40	$1.60	$1.51
Dividends Declared per Average Common Share	$0.36	$0.34	$1.08	$1.02

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)

	September 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current Assets	$269,014	$303,054
Property, Plant, and Equipment, Net	2,170,928	2,117,977
Goodwill	355,128	355,128
Regulatory Assets	225,757	222,341
Other Noncurrent Assets	40,997	39,169
Total Assets	$3,061,824	$3,037,669
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$5,140	$7,854
Commercial Paper	112,993	—
Current Liabilities	308,380	296,115
Long-term Capital Leases	33,271	34,288
Long-term Debt	905,034	1,061,780
Noncurrent Regulatory Liabilities	262,890	251,133
Deferred Income Taxes	262,660	232,709
Other Noncurrent Liabilities	333,247	333,443
Total Liabilities	2,223,615	2,217,322
Total Shareholders’ Equity	838,209	820,347
Total Liabilities and Shareholders’ Equity	$3,061,824	$3,037,669

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2011	2010
Operating Activities
Net income	$58,440	$54,788
Non-cash items	109,325	98,721
Changes in operating assets and liabilities	42,740	34,801
Cash Provided by Operating Activities	210,505	188,310

Cash Used in Investing Activities	(124,275)	(178,078)

Cash Used In Financing Activities	(86,470)	(8,015)

Net (Decrease) Increase in Cash and Cash Equivalents	$(240)	$2,217
Cash and Cash Equivalents, beginning of period	$6,234	$4,344
Cash and Cash Equivalents, end of period	$5,994	$6,561

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

NORTHWESTERN CORPORATION

ELECTRIC SEGMENT

Three Months Ended Sept. 30, 2011

(Unaudited)

	Results
	2011	2010	Change	% Change
	(dollars in millions)
Retail revenue	$189.2	$173.0	$16.2	9.4%
Transmission	11.5	12.5	(1.0)	(8.0)
Wholesale	0.4	11.5	(11.1)	(96.5)
Regulatory amortization and other	5.5	6.6	(1.1)	(16.7)
Total Revenues	206.6	203.6	3.0	1.5
Total Cost of Sales	85.2	92.7	(7.5)	(8.1)
Gross Margin	$121.4	$110.9	$10.5	9.5%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Electric
Montana	$58,531	$51,731	552	523	271,073	269,750
South Dakota	12,858	12,441	150	149	48,664	48,464
Residential	71,389	64,172	702	672	319,737	318,214
Montana	79,634	73,345	840	828	61,623	61,125
South Dakota	18,076	17,372	250	248	12,054	11,911
Commercial	97,710	90,717	1,090	1,076	73,677	73,036
Industrial	8,961	8,612	718	694	73	71
Other	11,179	9,462	92	80	7,627	7,607
Total Retail Electric	$189,239	$172,963	2,602	2,522	401,114	398,928
Wholesale Electric
Montana	$—	$10,524	—	205	N/A	N/A
South Dakota	378	1,040	15	53	N/A	N/A
Total Wholesale Electric	$378	$11,564	15	258	—	—

	Degree Days			2011 as compared with:
Cooling Degree-Days	2011	2010	Historic Average	2010	Historic Average
Montana	308	195	260	58% warmer	18% warmer
South Dakota	753	748	639	1% warmer	18% warmer

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

ELECTRIC SEGMENT

Nine Months Ended Sept. 30, 2011

(Unaudited)

	Results
	2011	2010	Change	% Change
	(dollars in millions)
Retail revenue	$552.4	$493.1	$59.3	12.0%
Transmission	32.3	35.0	(2.7)	(7.7)
Wholesale	1.5	34.5	(33.0)	(95.7)
Regulatory amortization and other	15.8	29.7	(13.9)	(46.8)
Total Revenues	602.0	592.3	9.7	1.6
Total Cost of Sales	246.6	266.1	(19.5)	(7.3)
Gross Margin	$355.4	$326.2	$29.2	9.0%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Electric
Montana	$187,856	$162,540	1,786	1,698	271,975	270,348
South Dakota	36,556	34,775	448	435	48,660	48,435
Residential	224,412	197,315	2,234	2,133	320,635	318,783
Montana	228,556	203,203	2,407	2,357	61,516	60,900
South Dakota	49,748	48,118	702	700	11,938	11,794
Commercial	278,304	251,321	3,109	3,057	73,454	72,694
Industrial	27,723	24,508	2,113	2,055	72	71
Other	21,936	20,002	150	145	5,953	6,011
Total Retail Electric	$552,375	$493,146	7,606	7,390	400,114	397,559
Wholesale Electric
Montana	$—	$30,689	—	597	N/A	N/A
South Dakota	1,507	3,796	88	182	N/A	N/A
Total Wholesale Electric	$1,507	$34,485	88	779	—	—

	Degree Days			2011 as compared with:
Cooling Degree-Days	2011	2010	Historic Average	2010	Historic Average
Montana	324	219	301	48% warmer	8% warmer
South Dakota	814	823	707	1% colder	15% warmer

	Degree Days			2011 as compared with:
Heating Degree-Days	2011	2010	Historic Average	2010	Historic Average
Montana	5,235	4,938	5,054	6% colder	4% colder
South Dakota	6,211	5,692	5,646	9% colder	10% colder

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

NORTHWESTERN CORPORATION

NATURAL GAS SEGMENT

Three Months Ended Sept. 30, 2011

(Unaudited)

	Results
	2011	2010	Change	% Change
	(dollars in millions)
Retail revenue	$23.7	$25.4	$(1.7)	(6.7)%
Wholesale and other	13.3	11.5	1.8	15.7
Total Revenues	37.0	36.9	0.1	0.3
Total Cost of Sales	12.8	13.2	(0.4)	(3.0)
Gross Margin	$24.2	$23.7	$0.5	2.1%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Gas
Montana	$10,151	$11,391	790	940	157,491	156,925
South Dakota	1,717	1,714	121	120	37,167	36,844
Nebraska	2,204	2,136	155	157	36,175	36,121
Residential	14,072	15,241	1,066	1,217	230,833	229,890
Montana	6,020	6,476	525	582	22,024	21,920
South Dakota	1,462	1,557	199	198	5,854	5,810
Nebraska	1,883	1,875	289	299	4,528	4,488
Commercial	9,365	9,908	1,013	1,079	32,406	32,218
Industrial	136	160	13	16	275	282
Other	82	61	8	6	147	146
Total Retail Gas	$23,655	$25,370	2,100	2,318	263,661	262,536

	Degree Days			2011 as compared with:
Heating Degree-Days	2011	2010	Historic Average	2010	Historic Average
Montana	235	407	385	42% warmer	39% warmer
South Dakota	70	57	98	23% colder	29% warmer
Nebraska	49	26	49	88% colder	remained flat

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

NATURAL GAS SEGMENT

Nine Months Ended Sept. 30, 2011

(Unaudited)

	Results
	2011	2010	Change	% Change
	(dollars in millions)
Retail revenue	$199.4	$189.4	$10.0	5.3%
Wholesale and other	31.5	36.5	(5.0)	(13.7)
Total Revenues	230.9	225.9	5.0	2.2
Total Cost of Sales	123.9	124.6	(0.7)	(0.6)
Gross Margin	$107.0	$101.3	$5.7	5.6%
	Revenues		Dekatherms (Dkt)		Customer Counts
	2011	2010	2011	2010	2011	2010
	(in thousands)
Retail Gas
Montana	$85,553	$75,852	8,883	8,198	158,457	157,694
South Dakota	20,589	20,778	2,333	2,141	37,388	37,167
Nebraska	18,571	19,248	2,038	2,045	36,525	36,457
Residential	124,713	115,878	13,254	12,384	232,370	231,318
Montana	44,543	38,545	4,667	4,188	22,188	22,029
South Dakota	14,742	18,474	2,107	2,438	5,899	5,880
Nebraska	13,591	14,617	2,143	2,175	4,577	4,542
Commercial	72,876	71,636	8,917	8,801	32,664	32,451
Industrial	1,055	1,239	115	140	279	287
Other	763	625	93	80	146	146
Total Retail Gas	$199,407	$189,378	22,379	21,405	265,459	264,202

	Degree Days			2011 as compared with:
Heating Degree-Days	2011	2010	Historic Average	2010	Historic Average
Montana	5,235	4,938	5,054	6% colder	4% colder
South Dakota	6,211	5,692	5,646	9% colder	10% colder
Nebraska	4,847	4,767	4,643	2% colder	4% colder

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

NORTHWESTERN CORPORATION

SEGMENT INFORMATION

Three Months Ended Sept. 30, 2011

(Unaudited)

(in thousands)

Three Months Ended
September 30, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$206,613	$37,067	$361	$—	$244,041
Cost of sales	85,221	12,824	—	—	98,045
Gross margin	121,392	24,243	361	—	145,996
Operating, general and administrative	45,607	19,979	746	—	66,332
Property and other taxes	16,894	5,708	3	—	22,605
Depreciation	20,465	4,708	8	—	25,181
Operating income (loss)	38,426	(6,152)	(396)	—	31,878
Interest expense	(13,661)	(2,711)	(322)	—	(16,694)
Other income	86	232	28	—	346
Income tax (expense) benefit	(3,407)	3,016	(244)	—	(635)
Net income (loss)	$21,444	$(5,615)	$(934)	$—	$14,895

Three Months Ended
September 30, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$203,585	$36,963	$270	$—	$240,818
Cost of sales	92,691	13,231	—	—	105,922
Gross margin	110,894	23,732	270	—	134,896
Operating, general and administrative	42,331	17,429	(1,323)	—	58,437
Property and other taxes	15,569	5,041	(75)	—	20,535
Depreciation	18,439	4,378	8	—	22,825
Operating income (loss)	34,555	(3,116)	1,660	—	33,099
Interest expense	(12,202)	(3,116)	(988)	—	(16,306)
Other income	2,109	179	27	—	2,315
Income tax (expense) benefit	(6,551)	3,543	(1,721)	—	(4,729)
Net income (loss)	$17,911	$(2,510)	$(1,022)	$—	14,379

NorthWestern Reports Third Quarter 2011 Financial Results
Oct. 26, 2011

NORTHWESTERN CORPORATION

SEGMENT RESULTS

Nine Months Ended Sept. 30, 2011

(Unaudited)

Nine Months Ended
September 30, 2011	Electric	Gas	Other	Eliminations	Total
Operating revenues	$602,024	$230,971	$1,112	$—	$834,107
Cost of sales	246,592	123,931	—	—	370,523
Gross margin	355,432	107,040	1,112	—	463,584
Operating, general and administrative	140,267	60,651	2,336	—	203,254
Property and other taxes	50,937	17,606	8	—	68,551
Depreciation	61,205	14,332	25	—	75,562
Operating income (loss)	103,023	14,451	(1,257)	—	116,217
Interest expense	(40,877)	(8,105)	(1,755)	—	(50,737)
Other income	1,425	751	81	—	2,257
Income tax (expense) benefit	(10,998)	(1,228)	2,929	—	(9,297)
Net income	$52,573	$5,869	$(2)	$—	$58,440

Nine Months Ended
September 30, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$592,262	$225,882	$906	$—	$819,050
Cost of sales	266,052	124,633	—	—	390,685
Gross margin	326,210	101,249	906	—	428,365
Operating, general and administrative	124,220	52,455	(2,804)	—	173,871
Property and other taxes	50,625	17,853	9	—	68,487
Depreciation	55,562	13,110	25	—	68,697
Operating income	95,803	17,831	3,676	—	117,310
Interest expense	(37,309)	(9,717)	(2,387)	—	(49,413)
Other income	4,515	326	80	—	4,921
Income tax (expense) benefit	(17,490)	(1,041)	501	—	(18,030)
Net income	$45,519	$7,399	$1,870	$—	$54,788